EXHIBIT 99.1
July 26, 2013

DTE Energy reports second quarter 2013 results

DETROIT – DTE Energy (NYSE:DTE) today reported second quarter 2013 earnings of $105 million, or $0.60 per diluted share, compared with $146 million, or $0.86 per diluted share in 2012. The variance is primarily due to lower earnings at DTE Electric Company as a result of abnormally hot weather in 2012.

Operating earnings for the second quarter 2013 were $109 million, or $0.62 per diluted share, compared with
2012 operating earnings of $147 million, or $0.87 per diluted share. Operating earnings exclude non-recurring items and discontinued operations. Reconciliations of reported earnings to operating earnings are at the end of this news release.

Reported earnings for the first six months ended June 30, 2013 were $339 million or $1.94 per diluted share versus $302 million or $1.77 per diluted share in 2012. Year-to-date operating earnings were $343 million or
$1.96 per diluted share, compared with $303 million or $1.78 per diluted share in 2012.

“I am pleased with our year-to-date financial performance, and we are on track to achieve our 2013 goals,”
said Gerard M. Anderson, DTE Energy chairman, president and CEO. “I am also very proud of the ongoing dedication of our employees to our continuous improvement effort and the positive impact it has on customer service and rate affordability.” Anderson also noted that customers can expect to see a reduction in their monthly bills from the amended renewable energy plan DTE Energy recently filed with the Michigan Public
Service Commission. “When this plan is approved, residential and business customer’s rates will be reduced by almost $90 million per year because we have found ways to improve the economics of wind turbines installed in recent years.”

Outlook for 2013

DTE Energy reiterated its 2013 operating earnings guidance of $3.90 to $4.20 per diluted share.

“While last year’s second quarter operating earnings were boosted by record setting temperatures, we are on track to realize our financial and operational goals for this year,” said David E. Meador, DTE Energy executive vice president and chief financial officer.

Meador also provided an update on the Company’s commitment to the State of Michigan to increase spending on goods and services with Michigan-based suppliers. “We have spent $364 million with Michigan suppliers through the first half of the year, a 25% increase over our year-to-date budget of $288 million,” said Meador.

Last month DTE Energy announced that it would significantly increase its commitment to the Pure Michigan
Business Connect initiative from its original target of $750 million to $1 billion of incremental spending with
Michigan suppliers. The original $750 million of incremental spend will be achieved by the end of this year, two years ahead of the five year commitment established in 2011.

This earnings announcement, as well as a slide presentation and supplemental information, is available at
www.dteenergy.com.

DTE Energy plans to conduct a conference call with the investment community hosted by Meador at 9:00 a.m.
EDT Friday, July 26, to discuss second quarter 2013 earnings results. Investors, the news media and the public may listen to a live internet broadcast of the call at www.dteenergy.com/investors. The telephone dial-in numbers are US/CAN Toll free: (888) 503-8175 or Int’l Toll: (719) 325-2376. The passcode is 8621853. The internet broadcast will be archived on the company’s website. An audio replay of the call will be available from noon today until August 9. To access the replay, dial (888) 203-1112 or (719) 457-0820 and enter passcode
8621853.

DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include DTE Electric, an electric utility serving 2.1 million customers in Southeastern Michigan, DTE Gas, a natural gas utility serving
1.2 million customers in Michigan and other non-utility, energy businesses focused on gas storage and pipelines, power and industrial projects, and energy trading. Information about DTE Energy is available at
dteenergy.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2013 operating earnings guidance. It is likely that certain items that impact the company's 2013 reported results will be excluded from operating results. Reconciliations to the comparable 2013 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,”
“projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.

Many factors may impact forward-looking statements including, but not limited to, the following: impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; impact of electric and natural gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, increased thefts of electricity and natural gas and high levels of uncollectible accounts receivable;
environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings;
instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; the potential for increased costs or delays in completion of significant construction projects; the uncertainties of successful exploration of unconventional gas and oil resources and challenges in estimating gas and oil reserves with certainty; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations;
changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; binding arbitration, litigation and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time.
We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This release should also be read in conjunction with the “Forward-Looking Statements” sections in each of DTE Energy’s and DTE Electric’s
2012 Forms 10-K and 2013 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE
Energy and DTE Electric.
# # #

For further information, members of the media may call:
Scott Simons (313) 235-8808
Alejandro Bodipo-Memba (313) 235-3202

Analysts, for further information call:
Anastasia Minor (313) 235-8466
Benny Riggi (313) 235-3208

DTE Energy Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In millions, except per share amounts)
Operating Revenues	$2,225	$2,013	$4,741	$4,252
Operating Expenses
Fuel, purchased power and gas	940	697	1,964	1,586
Operation and maintenance	705	703	1,440	1,424
Depreciation, depletion and amortization	268	244	527	471
Taxes other than income	84	79	178	174
Asset (gains) and losses, reserves and impairments, net	5	(4)	(1)	(9)
	2,002	1,719	4,108	3,646
Operating Income	223	294	633	606
Other (Income) and Deductions
Interest expense	112	109	221	222
Interest income	(3)	(3)	(5)	(5)
Other income	(46)	(41)	(90)	(78)
Other expenses	9	11	16	18
	72	76	142	157
Income Before Income Taxes	151	218	491	449
Income Tax Expense	44	70	149	143
Income from Continuing Operations	107	148	342	306
Loss from Discontinued Operations, net of tax	—	(1)	—	(1)
Net Income	107	147	342	305
Less: Net Income Attributable to Noncontrolling Interest	2	1	3	3
Net Income Attributable to DTE Energy Company	$105	$146	$339	$302

Basic Earnings per Common Share
Income from continuing operations	$0.60	$0.87	$1.94	$1.78
Loss from discontinued operations, net of tax	—	(0.01)	—	(0.01)
Total	$0.60	$0.86	$1.94	$1.77

Diluted Earnings per Common Share
Income from continuing operations	$0.60	$0.87	$1.94	$1.78
Loss from discontinued operations, net of tax	—	(0.01)	—	(0.01)
Total	$0.60	$0.86	$1.94	$1.77

Weighted Average Common Shares Outstanding
Basic	174	170	174	170
Diluted	175	171	174	171
Dividends Declared per Common Share	$0.66	$0.59	$1.28	$1.18

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended June 30,
	2013				2012
(in Millions)	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$89	$—		$89	$127	$—		$127

DTE Gas	8	—		8	4	—		4

Non-utility Operations
Gas Storage and Pipelines	16	—		16	17	—		17

Power and Industrial Projects	7	4	A	11	10	—		10

Energy Trading	(2)	—		(2)	4	—		4

Total Non-utility operations	21	4		25	31	—		31

Corporate and Other	(13)	—		(13)	(15)			(15)

Income from Continuing Operations	105	4		109	147	—		147

Discontinued Operations	—	—		—	(1)	1	B	—

Net Income Attributable to DTE Energy Company	$105	$4		$109	$146	$1		$147

Adjustments key
A) Asset impairment
B) Discontinued operations of Unconventional Gas Production business

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended June 30,
	2013				2012
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$0.51	$—		$0.51	$0.74	$—		$0.74

DTE Gas	0.05	—		0.05	0.02	—		0.02

Non-utility Operations
Gas Storage and Pipelines	0.09	—		0.09	0.10	—		0.10

Power and Industrial Projects	0.04	0.02	A	0.06	0.06	—		0.06

Energy Trading	(0.01)	—		(0.01)	0.02	—		0.02

Total Non-utility operations	0.12	0.02		0.14	0.18	—		0.18

Corporate and Other	(0.08)	—		(0.08)	(0.07)			(0.07)

Income from Continuing Operations	0.60	0.02		0.62	0.87	—		0.87

Discontinued Operations	—	—		—	(0.01)	0.01	B	—

Net Income Attributable to DTE Energy Company	$0.60	$0.02		$0.62	$0.86	$0.01		$0.87

Adjustments key
A) Asset impairment
B) Discontinued operations of Unconventional Gas Production business

DTE Energy Company
Segment Net Income (Unaudited)

	Six Months Ended June 30,
	2013				2012
(in Millions)	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$204	$—		$204	$223	$—		$223

DTE Gas	104	—		104	56	—		56

Non-utility Operations
Gas Storage and Pipelines	33	—		33	34	—		34

Power and Industrial Projects	19	4	A	23	18	—		18

Energy Trading	5	—		5	2	—		2

Total Non-utility operations	57	4		61	54	—		54

Corporate and Other	(26)	—		(26)	(30)	—		(30)

Income from Continuing Operations	339	4		343	303	—		303

Discontinued Operations	—	—		—	(1)	1	B	—

Net Income Attributable to DTE Energy Company	$339	$4		$343	$302	$1		$303

Adjustments key
A) Asset impairment
B) Discontinued operations of Unconventional Gas Production business

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Six Months Ended June 30,
	2013				2012
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$1.17	$—		$1.17	$1.30	$—		$1.30

DTE Gas	0.60	—		0.60	0.33	—		0.33

Non-utility Operations
Gas Storage and Pipelines	0.19	—		0.19	0.20	—		0.20

Power and Industrial Projects	0.11	0.02	A	0.13	0.11	—		0.11

Energy Trading	0.03	—		0.03	0.01	—		0.01

Total Non-utility operations	0.33	0.02		0.35	0.32	—		0.32

Corporate and Other	(0.16)	—		(0.16)	(0.17)	—		(0.17)

Income from Continuing Operations	1.94	0.02		1.96	1.78	—		1.78

Discontinued Operations	—	—		—	(0.01)	0.01	B	—

Net Income Attributable to DTE Energy Company	$1.94	$0.02		$1.96	$1.77	$0.01		$1.78

Adjustments key
A) Asset impairment
B) Discontinued operations of Unconventional Gas Production business